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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                       Date of Report: February 22, 2002
                       ---------------------------------
                       (Date of Earliest Event Reported)


                              WSI Industries, Inc.
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             (Exact name of registrant as specified in its charter)


    Minnesota                        0-619                       41-0691607
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 (State or other                  (Commission                 (I.R.S. Employer
   jurisdiction                   File Number)               Identification No.)
of Incorporation)

                             15250 Wayzata Boulevard
                            Wayzata, Minnesota 55391
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (952) 473-1271


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Items 1, 3, 4, 5, 6 and 8 are not included.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 22, 2002, WSI Industries, Inc. ("WSI") completed the sale of substantially all of the assets of its Bowman Tool and Machining, Inc. subsidiary to W Bowman Consulting Company. Sales proceeds totaled approximately $7.1 million, consisting of cash and assumed debt, subject to a post closing adjustment based on inventory and account receivable levels. The purchase price was determined based on arms' length negotiations. Proceeds from the sale have been used to eliminate the Company's outstanding bank debt. Remaining cash from the sales proceeds will be used to pay down additional debt. Attached as Exhibit
2.2 and incorporated herein by reference is a press release announcing the transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         2.1 Asset Purchase Agreement, dated as of February 22, 2002, by and among Bowman Tool & Machining, Inc., WSI Industries, Inc., William Bowman and W Bowman Consulting Company.

         2.2      Press release dated February 25, 2002.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WSI INDUSTRIES, INC.


                                         By /s/ Michael J. Pudil
                                            ------------------------------------
                                            Michael J. Pudil
                                            President

February 27, 2002




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